EXHIBIT 23

Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statements of Premenos Technology Corp. on Form S-8 (File No. 33-97116 and 33-97114) of our report dated January 31, 1997, except for Paragraph 3 of Note 16 as to which the date is March 16, 1997, on our audits of the consolidated financial statements and the financial statement schedule of Premenos Technology Corp. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.





San Francisco, California
March 27, 1997